SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

CURTISS WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation or Organization	1-134 Commission File Number	13-0612970 IRS Employer Identification No.

4 Becker Farm Road Roseland, New Jersey Address of Principal Executive Offices	07068 Zip Code

Registrant’s telephone number, including area code: (973) 597-4700

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

ITEM 9. INFORMATION FURNISHED PURSUANT TO REGULATION FD

        On February 4, 2004 Mr. Martin R. Benante, Chairman and Chief Executive Officer of Curtiss-Wright Corporation and Mr. Glenn E. Tynan, Vice President – Finance and Chief Financial Officer of Curtiss-Wright Corporation, appeared at the 14th Annual Pump, Valve & Motor Symposium organized by Gabelli Asset Management, Inc. at The New York Helmsley Hotel 212 East 42nd Street, New York City. Curtiss-Wright’s webcast presentation and slideshow to that conference is available on the Company’s website at www.curtisswright.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION By: /s/ Glenn E. Tynan —————————————— Glenn E. Tynan Vice-President and Chief Financial Officer

Date: February 6, 2004 2